Exhibit 10.2

Employee Restricted Stock Unit Agreement

This Employee Restricted Stock Unit Agreement (the “Agreement”), by and between Univar Inc., a Delaware corporation (the “Company”), and the Employee whose name is set forth on Exhibit A hereto, is being entered into pursuant to the Univar Inc. 2015 Omnibus Equity Incentive Plan (the “Plan”) and is dated as of May 3, 2016. Capitalized terms that are used but not defined herein shall have the respective meanings given to them in the Plan.

Section 1. Grant of Restricted Stock Units. The Company hereby evidences and confirms its grant to the Employee, effective as of the date set forth on Exhibit A hereto (the “Grant Date”), of the number of Restricted Stock Units set forth on Exhibit A hereto, consisting of three distinct tranches of Restricted Stock Units: “RSU Tranche 1”, “RSU Tranche 2” and “RSU Tranche 3”, with the number of RSUs allocated to each such tranche identified on Exhibit A hereto. This Agreement is entered into pursuant to, and the Restricted Stock Units granted hereunder are subject to, the terms and conditions of the Plan, which are incorporated by reference herein. If there is any inconsistency between any express provision of this Agreement and any express term of the Plan, the express term of the Plan shall govern.

Section 2. Vesting of Restricted Stock Units.

(a) Vesting. Except as otherwise provided in this Section 2, the Restricted Stock Units granted hereunder shall become vested, if at all, subject to the following terms and conditions:

(i) RSU Tranche 1. One-twelfth (1/12) of the Restricted Stock Units in RSU Tranche 1 shall become vested, if at all, on each of the last days of each of the twelve (12) months following the Grant Date, so long as the Employee is continuing to be employed by the Company and its Affiliates on such date;

(ii) RSU Tranche 2. Provided the following two vesting conditions are met, the Restricted Stock Units in RSU Tranche 2 shall vest: (A) for each of the twelve (12) months following the Grant Date, one-twelfth (1/12) of RSU Tranche 2 shall be eligible to vest under clause (B) of this Section 2(a)(ii) if Employee continues to be employed by the Company and its Affiliates on the last day of such month, and (B) any installments which have met the condition in clause (A) of this Section 2(a)(ii) shall vest at such time as the closing price of the Company Common Stock on the NYSE during any twenty (20) consecutive trading days during the period beginning on the Grant Date and ending on the third year anniversary of the Grant Date equals or exceeds $25; and

(iii) RSU Tranche 3. Provided the following two vesting conditions are met, the Restricted Stock Units in RSU Tranche 3 shall vest: (A) for each of the twelve (12) months following the Grant Date, one-twelfth (1/12) of RSU Tranche

3 shall be eligible to vest under clause (B) of this Section 2(a)(iii) if Employee continues to be employed by the Company and its Affiliates on the last day of such month, and, and (B) any installments which have met the condition in subsection (A) of this Section 2(a)(iii) shall become vested, if at all, at such time as the closing price of the Company Common Stock on the NYSE during any twenty (20) consecutive trading days during the period beginning on the Grant Date and ending on the fourth year anniversary of the Grant Date equals or exceeds $30.

For clarity, if the condition set forth in clause (B) of Section 2(a)(ii) in the case of RSU Tranche 2 or Section 2(a)(iii) in the case of RSU Tranche 3 is achieved, before completion of the period specified in clause (A) of Section 2(a)(ii) or (iii), as applicable, the Employee may continue to vest on a monthly basis under the remaining months applicable to those Restricted Stock Units.

For purposes of this Agreement, any date on which Restricted Stock Units granted hereunder vest shall be a “Vesting Date”. Vested Restricted Stock Units shall be settled as provided in Section 3 of this Agreement.

Except as provided herein, if all of the Restricted Stock Units granted hereunder (or in any particular tranche) do not vest in accordance with this Section 2(a), then all of the Restricted Stock Units that do not vest shall be immediately forfeited and cancelled (i.e., as of the first (1st) year anniversary of the Grant Date, in the case of RSU Tranche 1; the third (3rd) year anniversary of the Grant Date, in the case of RSU Tranche 2; and the fourth (4th) anniversary of the Grant Date in the case of RSU Tranche 3).

(b) Effect of Termination of Employment.

(i) Death or Disability. If the Employee’s employment is terminated by reason of the Employee’s death or Disability (such termination, a “Special Termination”) before the first anniversary of the Grant Date, any then outstanding unvested Restricted Stock Units in RSU Tranche 1 shall vest, as of the date of such Special Termination.

(ii) Any Other Reason. Upon termination of the Employee’s employment for any reason other than a Special Termination (whether initiated by the Company or by the Employee), any unvested Restricted Stock Units shall be forfeited and canceled effective as of the date of such termination.

(c) Effect of a Change in Control.

(i) All Tranches. Except as otherwise provided in this Section 2, in the event of a Change in Control, the treatment of any unvested Restricted Stock Units shall be governed by Article XIV of the Plan.

(ii) RSU Tranche 1. Notwithstanding Section 2(c)(i), if a Change in Control shall occur before the first year anniversary of the Grant Date, then any unvested Restricted Stock Units in RSU Tranche 1 shall become vested upon the effective date of such Change in Control.

(iii) RSU Tranche 2. Notwithstanding Section 2(c)(i), if (x) a Change in Control shall occur within three years following the Grant Date and (y) the vesting condition under Section 2(a)(ii)(B) has been satisfied, then any unvested Restricted Stock Units in RSU Tranche 2 shall become vested upon the effective date of such Change in Control.

(iv) RSU Tranche 3. Notwithstanding Section 2(c)(i), if (x) a Change in Control shall occur within four years following the Grant Date and (y) the vesting condition under Section 2(a)(iii)(B) has been satisfied, then any unvested Restricted Stock Units in RSU Tranche 3 shall become vested upon the effective date of such Change in Control.

(d) Discretionary Acceleration. Notwithstanding anything contained in this Agreement to the contrary, the Administrator, in its sole discretion, may accelerate the vesting with respect to any Restricted Stock Units granted under this Agreement (or with respect to all or any part of any tranche of such Restricted Stock Units), at such times and upon such terms and conditions as the Administrator shall determine.

(e) No Other Accelerated Vesting. The vesting and settlement provisions set forth in this Section 2, or in Section 3, or expressly set forth in the Plan, shall be the exclusive vesting and exercisability provisions applicable to the Restricted Stock Units and shall supersede any other provisions relating to vesting and exercisability, unless such other such provision expressly refers to the Plan by name and this Agreement by name and date.

Section 3. Settlement of Restricted Stock Units.

(a) Timing of Settlement. Subject to Section 6(a), any outstanding Restricted Stock Units that became vested on a Vesting Date shall be settled into an equal number of shares of Company Common Stock on a date selected by the Company that is within 30 days following such Vesting Date (each such date, a “Settlement Date”).

(b) Mechanics of Settlement. On each Settlement Date, the Company shall electronically issue to the Employee one whole share of Company Common Stock for each Restricted Stock Unit that then became vested (except as provided in Section 6(a)), and, upon such issuance, the Employee’s rights in respect of such Restricted Stock Unit shall be extinguished. On or before any Settlement Date, at the Company’s request, the Company and the Employee shall enter into a Subscription Agreement that establishes the rights and obligations of the Company and the Employee relating to the shares of Company Common Stock issued in respect of the Restricted Stock Units, in the form then customarily used by the Company under the Plan for such purpose. In the event that there are any fractional Restricted Stock Units that became vested on such date, such fractional Restricted Stock Units shall be settled through a cash payment equal to the portion of Restricted Stock Unit multiplied by the Fair Market Value of the Company Common Stock on such Settlement Date. No fractional shares of Company Common Stock shall be issued.

Section 4. Securities Law Compliance. Notwithstanding any other provision of this Agreement, the Employee may not sell the shares of Company Common Stock acquired upon settlement of the Restricted Stock Units unless such shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. The sale of such shares must also comply with other applicable laws and regulations governing the Company Common Stock, and the Employee may not sell the shares of Company Common Stock if the Company determines that such sale would not be in material compliance with such laws and regulations.

Section 5. Restriction on Transfer; Non-Transferability of Restricted Stock Units. The Restricted Stock Units are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Employee upon the Employee’s death. Any purported transfer in violation of this Section 5 shall be void ab initio.

Section 6. Miscellaneous.

(a) Tax Withholding. The Company or one of the Subsidiaries shall require the Employee to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding obligations that may arise in connection with the vesting of the Restricted Stock Units and the related issuance of shares of Company Common Stock. Notwithstanding the preceding sentence, if the Employee elects not to remit cash in respect of such obligations, the Company shall retain a number of shares issued in respect of the Restricted Stock Units then vesting that have an aggregate Fair Market Value as of the Settlement Date equal to the amount of such taxes required to be withheld (and the Employee shall thereupon be deemed to have satisfied his or her obligations under this Section 6(a)). The number of shares of Company Common Stock to be issued in respect of Restricted Stock Units shall thereupon be reduced by the number of shares of Company Common Stock so retained. The method of withholding set forth in the immediately preceding sentence shall not be available if withholding in this manner would violate any financing instrument of the Company or any of the Subsidiaries.

(b) Authorization to Share Personal Data. The Employee authorizes the Company or any Affiliate of the Company that has or lawfully obtains personal data relating to the Employee to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent reasonably appropriate in connection with this Agreement or the administration of the Plan.

(c) No Rights as Stockholder; No Voting Rights. Except as provided in Section 6(b), the Employee shall have no rights as a stockholder of the Company with respect to any shares of Company Common Stock covered by the Restricted Stock Units prior to the issuance of such shares of Company Common Stock.

(d) No Right to Awards. The Employee acknowledges and agrees that the grant of any Restricted Stock Units (i) is being made on an exceptional basis and is not intended to be renewed or repeated, (ii) is entirely voluntary on the part of the Company and the Subsidiaries and (iii) should not be construed as creating any obligation on the part of the Company or any of the Subsidiaries to offer any Restricted Stock Units or other Awards in the future.

(e) No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Employee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

(f) Interpretation. The Administrator shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award. Any determination or interpretation by the Administrator under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.

(g) Forfeiture of Awards. The Restricted Stock Units granted hereunder (and gains earned or accrued in connection therewith) shall be subject to such generally applicable policies as to forfeiture and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct or Competitive Activity) as may be adopted by the Administrator or the Board from time to time and communicated to the Employee or as required by applicable law, and are otherwise subject to forfeiture or disgorgement of profits as provided by the Plan.

(h) Lock-Up Period. If requested by the underwriters managing any public offering of Company Common Stock, the Employee agrees to execute a separate agreement to the effect that, except as otherwise approved by the Administrator, shares of Company Common Stock acquired by the Employee following the vesting and settlement of all or any portion of the Restricted Stock Units granted hereunder may not be sold, transferred, or otherwise disposed of prior to the date following such public offering as so required by such underwriters (the “Lock-Up Period”). The Company may impose stop-transfer instructions with respect to the Company Common Stock subject to the foregoing restriction until the end of such Lock-Up Period.

(i) Consent to Electronic Delivery. By entering into this Agreement and accepting the Restricted Stock Units evidenced hereby, the Employee hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Employee pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Restricted Stock Units via Company website or other electronic delivery.

(j) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(k) Waiver; Amendment.

(i) Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(ii) Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Employee and the Company.

(l) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other party.

(m) Applicable Law. This Agreement shall be governed in all respects, including, but not limited to, as to validity, interpretation and effect, by the internal laws of the State of Delaware, without reference to principles of conflict of law that would require application of the law of another jurisdiction.

(n) Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right he, she or it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that he, she or it and the other party hereto have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 6(n).

(o) Limitations of Actions. No lawsuit relating to this Agreement may be filed before a written claim is filed with the Administrator and is denied or deemed denied as provided in the Plan and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

(p) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(q) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

(r) Section 409A. Notwithstanding any other provision of this Agreement to the contrary, if any payment hereunder is subject to Section 409A of the Code and if such payment is to be paid on account of the Employee’s separation from service (within the meaning of Section 409A of the Code), if the Employee is a specified employee (within the meaning of Section 409A(a)(2)(B) of the Code), and if any such payment is required to be made prior to the first day of the seventh month following the Employee’s separation from service, such payment shall be delayed until the first day of the seventh month following the Employee’s separation from service (or, if earlier, his death). To the extent that any payments or benefits under this Agreement are subject to Section 409A of the Code and are paid or provided on account of the Employee’s termination of employment, the determination as to whether the Employee has had a termination of employment (or separation from service) shall be made in accordance with Section 409A of the Code and the guidance issued thereunder without application of any alternative levels of reductions of bona fide services permitted thereunder. It is the intention that this Agreement comply with Section 409A of the Code (or an exception thereunder) and shall be interpreted in all respects in accordance with Section 409A.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the Grant Date.

UNIVAR INC.

By:	/s/ Stephen Landsman
Name: Stephen Landsman
Title: General Counsel

EMPLOYEE

/s/ Stephen Newlin
Name: Stephen D. Newlin

Exhibit A to

Employee Restricted Stock Unit Agreement

Employee:	Stephen D. Newlin

Grant Date:	May 31, 2016

125,000

125,000

125,000

Total RSUs granted hereby:	375,000